NEW  EXHIBIT  10.39

                        NETTAXI ONLINE COMMUNITIES, INC.
                        DEVELOPMENT AND LICENSE AGREEMENT

     THIS NETTAXI ONLINE COMMUNITIES DEVELOPMENT AND LICENSE AGREEMENT, including the Exhibits (the "Agreement"), effective as of May, 1999 (the "Effective Date"), is hereby entered into by and among Nettaxi Online Communities, Inc., a Delaware corporation having principal offices at 2165 South Bascom Avenue, Campbell, California 95008 ("Nettaxi") and eBay, a Delaware corporation, having principal offices at 2005 Hamilton Avenue, Suite 350, San Jose, California 95125 ("eBay").

1.     DEFINITIONS.

     1.1 "Artwork" means the custom artwork for the eBay Product sleeves prepared by Nettaxi.

     1.2 "Character" means a distinct and identifiable personality, animal or entity of a party or its licensors which is contained on a Storyboard.

     1.3 "eBay Competitor" means any entity providing an Internet person-to-person auction service or any such similar service.

     1.4 "eBay Content" means all content or information (including without limitation any text, music, sound, photographs, video, graphics, data or software), in any medium, provided by eBay for use in conjunction with the eBay Tutorial. "eBay Content" does not include the Storyboard.

     1.5 "eBay Product" means the CD-ROMs containing the elements enumerated in the Statement of Work.

     1.6 "eBay Trademarks" means the trademarks, services marks, logos, trade names, domain name, and slogans of eBay designated by eBay for Nettaxi's use in conjunction with Nettaxi's performance under this Agreement.

     1.7 "eBay Tutorial" means the tutorial program designed, written, prepared and delivered by Nettaxi from the Storyboard, which for purposes of this Agreement, constitutes a file, within a larger training program, commonly referred to as "Internet in the City."

     1.8 "Golden Master" means a version of the eBay Product from which copies can be made.

     1.9 "Intellectual Property Rights" means all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, trade secrets, trademark, and all other intellectual property rights and the related documentation or other tangible expression thereof.

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     1.10     "Nettaxi  Content"  means  all  content  or information (including without limitation any text, music, sound, photographs, video, graphics, data or software, Characters), in any medium, provided by Nettaxi displayed on or in conjunction with the Products, other than the Storyboard.

     1.11 "Nettaxi Product" means the CD-ROMs containing the elements enumerated in Exhibit A including but not limited to Nettaxi's "Internet the City" Product.

     1.12 "Nettaxi Trademarks" means the trademarks, services marks, logos, trade names, domain name, and slogans of Nettaxi designated by Nettaxi for eBay's use in conjunction with eBay's performance under this Agreement.

     1.13 "Products" shall mean collectively, the eBay Product and the Nettaxi Product.

     1.14 "Registered User" means a user who completes the eBay registration process by confirming his or her registration with an eBay-supplied password sent to such user by email.

     1.15 "Software" means software of Nettaxi or its licensors included in the Products.

     1.16 "Specifications" means the Specification for the Products enumerated in Exhibit A and any other Specification for the Products to be developed under the terms of this Agreement as set forth in the Statement of Work. The Specifications shall comply with the following general product description: a short form version of Internet the City containing: (i) a custom designed eBay building with the eBay logo prominently displayed within the "City", linked to the eBay Tutorial; (ii) a general description of the manner in which Nettaxi's services can enhance an end user's use of the eBay services;
(iii) a NETTAXI Building with corresponding tutorial program designed to familiarize users with the services offered by NETTAXI; (iv) a World Wide Web Building designed to familiarize users with the basic functions and protocol of the Internet; and (v) and internet service provider bundle. It is also anticipated that the eBay building, eBay logo and linked eBay Tutorial will be included in the Nettaxi Product.

     1.17 "Statement of Work" shall mean the information set forth in Exhibit A (other than the Specifications).

     1.18 "Storyboard" means eBay's artwork, verse content, and storyboard for a tutorial about the eBay site and the functions available on such site, and any copy, Characters, scripting and other works of authorship included therein.

2.     DEVELOPMENT.

     2.1 STORYBOARD. On or before May 21, 1999, eBay shall deliver ideas for the Storyboard to Nettaxi.

     2.2 DEVELOPMENT. Using the Storyboard, Nettaxi will develop the eBay Tutorial and the Artwork in accordance with the Specifications, which shall be mutually developed by the parties, and the Statement of Work. In the event that the parties are unable to mutually agree upon the development of the Specifications, eBay may, in its sole discretion, elect to terminate the Agreement and refund to Nettaxi any amounts actually paid to Nettaxi pursuant to
Section  7  of  this  Agreement.

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     2.3     CHANGES.  If  during development, eBay proposes in writing a change to the Statement of Work or the Specifications, Nettaxi agrees to attempt in good faith to make such changes. In the event any such change materially increases Nettaxi's development costs hereunder or requires a modification to the schedule for development, eBay and Nettaxi shall negotiate in good faith for adjustment to the development charges payable by eBay to Nettaxi and to the schedule for development.

     2.4     OWNERSHIP.

          (A) OWNERSHIP BY NETTAXI. Nettaxi shall own all right, title, and interest in the Nettaxi Content, Nettaxi's Characters, the Software, the product designed and developed by Nettaxi commonly referred to as "Internet the City", the Nettaxi Trademarks, and any derivatives, improvements or modifications thereof, and all Intellectual Property Rights therein (collectively, the "Nettaxi Property"). eBay shall execute such documents, render such assistance, and take such other action as Nettaxi may reasonably request, at Nettaxi's expense, to apply for, register, perfect, confirm, and protect Nettaxi's rights to the Nettaxi Property.

          (B) OWNERSHIP BY EBAY. eBay shall own all right, title, and interest in the eBay Content, the eBay Trademarks, the Storyboard, the Artwork, the eBay Tutorial, and any derivatives, improvements or modifications thereof and all Intellectual Property Rights therein, excluding the Nettaxi Property. Nettaxi shall execute such documents, render such assistance, and take such other action as eBay may reasonably request, at eBay expense, to apply for, register, perfect, confirm, and protect eBay's rights as set forth in this
Section  2.4(b).

3.     ACCEPTANCE.

     3.1 EBAY TUTORIAL. When completed, Nettaxi shall deliver the eBay Tutorial to eBay to test whether, in eBay's reasonable opinion, the completed eBay Tutorial conforms to the Storyboard and the Specifications. The eBay Tutorial shall not be deemed to be approved by eBay unless eBay gives Nettaxi written notice of such approval. However, if no notice of approval is delivered within twenty (20) days, it shall be deemed accepted. If eBay rejects the completed eBay Tutorial, eBay shall provide a notice of rejection specifying the reasons for rejection. Nettaxi shall use commercially reasonable efforts to promptly redeliver the corrected eBay Tutorial to eBay for acceptance testing pursuant to the process described in this Section 3.1 until approved. Once the eBay Tutorial is approved, Nettaxi shall use commercially reasonable efforts to diligently implement its obligations under the Statement of Work to develop and manufacture the Products.

     3.2     EBAY  PRODUCT.  When  completed,  Nettaxi  shall  deliver  the eBay
Product to eBay to test whether, in eBay's reasonable opinion, the completed eBay Product substantially conforms to the Specifications and any applicable Statement of Work. The eBay Product shall not be deemed to be approved by eBay unless eBay gives Nettaxi written notice of such approval. However, if no notice of approval is delivered within twenty (20) days, it shall be deemed accepted. If eBay rejects the completed eBay Product, eBay shall provide a notice of rejection specifying the reasons for rejection. Nettaxi shall use commercially

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reasonable  efforts to promptly redeliver the corrected eBay Product to eBay for acceptance testing pursuant to the process described in this Section 3.2 until approved. Once the eBay Product is approved, Nettaxi shall use commercially reasonable efforts to diligently implement its obligations under the Statement of Work to manufacture the eBay Product.

     3.3 CUSTOM ARTWORK. Nettaxi shall deliver to eBay the Artwork for approval. The Artwork shall not be deemed to be approved by eBay unless eBay gives Nettaxi written notice of such approval. However, if no notice of approval is delivered within twenty (20) days, it shall be deemed accepted. If eBay rejects the Artwork, eBay shall provide a notice of rejection specifying the reasons for rejection. Nettaxi shall use commercially reasonable efforts to promptly redeliver the corrected Artwork to eBay for acceptance testing pursuant to the process described in this Section 3.3 until approved. Once the Artwork is approved, Nettaxi shall; (a) use commercially reasonable efforts to diligently implement its obligations under the Statement of Work to develop and manufacture the Products, (b) not use the Artwork without eBay's prior approval, and (c) not change the Artwork in any way without eBay's prior written approval.

4.     IMPLEMENTATION.

     4.1 SHIPMENT AND EXPENSES. Shipment of the eBay Product shall be made to eBay at an address specified in writing by eBay. Nettaxi shall bear all costs and expenses related to manufacturing the Products. All eBay Product shall be delivered DDP eBay's facilities.

     4.2     ORDER  QUANTITIES.

          (A) INITIAL ORDER QUANTITY. Nettaxi will provide REDACTED copies of the eBay Product ("Initial Order Quantity") to eBay at no charge, within 90 days following eBay's approval of the eBay Product ("Initial Order Quantity Period"). During the Initial Order Quantity Period, Nettaxi shall deliver to eBay the amount of copies of the Initial Order Quantity that eBay shall request within thirty (30) days of any such request.

          (B) ADDITIONAL ORDER QUANTITIES. After the Initial Order Quantity has been delivered to eBay, eBay may order, and Nettaxi shall deliver, such reasonable quantities of additional eBay Product as eBay may require in the quantity and on the schedule described on any purchase order submitted by eBay to Nettaxi ("Purchase Order"). All Purchase Orders are hereby accepted by Nettaxi.

          (C)     PURCHASE  ORDERS.

               (I) Purchase Orders shall be governed by the terms of this Agreement, and nothing contained in any such Purchase Order shall in any way modify such terms of purchase or add any additional terms or conditions. Any such additional or inconsistent terms shall be deemed rejected.

               (II) In the event that Nettaxi notifies eBay that it is unable to fulfill any eBay order (subsequent to delivery of the Initial Order Quantity) or any eBay order remains unfulfilled for a period of 30 days (unless eBay, in its sole discretion, agrees in writing to extend this 30 day period) eBay shall be entitled to receive a copy of the Golden Master of the eBay Product.

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     4.3     NONCONFORMING DELIVERIES.  If, at any time, eBay determines that an
eBay Product delivered by Nettaxi does not conform to the Specifications or the terms of this Agreement, is on defective media, or otherwise is not distributable by eBay, eBay may return such Product to Nettaxi at Nettaxi's sole expense and, within 5 days, Nettaxi shall redeliver an equivalent number of conforming replacement eBay Product to eBay DDP eBay's facility.

5.     LICENSE  GRANTS.

     5.1 EBAY LICENSE TO NETTAXI. Subject to the terms and conditions of this Agreement, eBay hereby grants to Nettaxi a nonexclusive, worldwide, royalty-free right to (a) use, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform the Storyboard solely to transform such Storyboard into the eBay Tutorial and to reproduce, distribute (through multiple tiers of distribution), publicly perform, publicly display and digitally perform the eBay Tutorial only as incorporated on the Products, (b) to use, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform any Characters owned by eBay solely as necessary to exercise the rights granted in clause (a) above; and
(c) use, reproduce, distribute (through multiple tiers of distribution), create derivative works of, publicly perform, publicly display and digitally perform the eBay Content and Artwork solely in conjunction with the Products and in accordance with the Specifications.

     5.2 NETTAXI LICENSE TO EBAY. Subject to the terms and conditions of this Agreement, Nettaxi hereby grants eBay a nonexclusive, worldwide, royalty-free right (a) to use, reproduce (only in the event eBay is given the Golden Master) and distribute (through multiple tiers of distribution), publicly display, publicly perform, digitally perform the eBay Product; (b) to use, distribute, create derivative works of, publicly perform, publicly display and digitally perform the eBay Tutorial; and (c) to use and distribute (through multiple tiers of distribution) Nettaxi's Characters solely in conjunction with the eBay Tutorial.

     5.3 RESTRICTIONS. Characters shall be used substantially in the form provided to the other party and without material modification. eBay shall not reverse engineer, decompile or disassemble the eBay Product or use other techniques to derive the trade secrets embedded in the eBay Product. Nettaxi agrees that only the approved version of the eBay Tutorial may be distributed by Nettaxi in conjunction with the Nettaxi Product.

     5.4 CONTENT STANDARDS. eBay shall not provide any eBay Content, and Nettaxi shall not provide any content in the eBay Tutorial (other than the eBay Content) Nettaxi Content, that: (a) infringes any intellectual property or publicity/privacy right; (b) violates any law or regulation; (c) is defamatory, obscene, harmful to minors or child pornographic; (d) contains any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; or (e) is materially false, misleading or inaccurate.

     5.5 PROPRIETARY RIGHTS NOTICES. All copies of the eBay Tutorial shall contain the proprietary rights notices of both parties in a location to be mutually determined.

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     5.6     SUBLICENSING.  Except  where  permitted  under  this Agreement, the rights  granted  herein  are not sublicenseable.  Notwithstanding the foregoing:

               (I) In the event that Nettaxi delivers to eBay the Golden Master of the eBay Product as provided for in Section 4.2(c) of this Agreement, Nettaxi hereby grants to eBay the right to sublicense its right to reproduce the eBay Product solely for the purposes of granting such right to a third party manufacturer to reproduce the eBay Product for delivery to eBay.

               (II) eBay grants to Nettaxi the right to sublicense its right to reproduce the eBay Tutorial solely for the purposes of granting such right to a third party manufacturer to reproduce the Products for delivery to Nettaxi.

6.     TRADEMARKS.

     6.1 LICENSE GRANT FROM NETTAXI. Subject to the terms and conditions of this Agreement, Nettaxi hereby grants to eBay the worldwide, nonexclusive, royalty-free right to use the Nettaxi Trademarks in conjunction with the marketing of the eBay Product.

     6.2 LICENSE GRANT FROM EBAY. Subject to the terms and conditions of this Agreement, eBay hereby grants to Nettaxi the worldwide, nonexclusive, royalty-free right to use the eBay Trademarks only in conjunction with the marketing of the Nettaxi Product.

     6.3 TRADEMARK RESTRICTIONS. The owner of a Trademark (defined as the eBay Trademark and the Nettaxi Trademark, collectively) may terminate the foregoing trademark license if, in its reasonable discretion, the licensee's use of the Trademarks tarnishes, blurs or dilutes the quality associated with the Trademarks or the associated goodwill and such problem is not cured within 10 days of notice of breach; alternatively, instead of terminating the license in total, the owner may specify that certain uses by the licensee may not contain the Trademarks. Title to and ownership of the owner's Trademarks shall remain with the owner. The licensee shall use the Trademarks exactly in the form provided and in conformance with any trademark usage policies. The licensee shall not take any action inconsistent with the owner's ownership of the Trademarks, and any benefits accruing from use of such Trademarks shall automatically vest in the owner. The licensee shall not form any combination marks with the other party's Trademarks.

7.     PAYMENT

     7.1 DEVELOPMENT COSTS. eBay shall pay Nettaxi REDACTED on the Effective Date of this Agreement for Nettaxi's development of the eBay Tutorial.

     7.2 EBAY PRODUCT COSTS. For any amount of the eBay Product ordered by eBay above the Initial Order Quantity, eBay agrees to pay Nettaxi REDACTED per unit.

     7.3     REGISTERED  USER  FEE.

     (A) Except as specified below in Section 7.3(b), eBay shall pay Nettaxi REDACTED for each Registered User (the "Bounty") that registers by way of the unique URL on the Nettaxi Product distributed by Nettaxi. eBay shall pay

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Nettaxi  REDACTED  for  each Registered User that registers by way of the unique
URL on the eBay Product distributed by eBay. All Bounty payments shall be made within 30 days following the end of a calendar quarter.

          (B) In no event shall eBay owe a Bounty (i) for Registered Users who have one or more existing accounts with eBay, or (ii) for Registered Users whose accounts are terminated by eBay within 90 days following their registration.

     7.4 TAXES. All payments made by eBay include, and Nettaxi shall pay all sales, use and other taxes associated with such payments or related to the parties' performance of their obligations or exercise of their rights under this Agreement, excluding taxes based on eBay's net income.

8.     RECORDS  AND  AUDITS.

eBay shall maintain accurate records with respect to the number of Registered Users and the source URL's of the Registered Users. Nettaxi may, upon no less than 30 days prior written notice to eBay and not more than once per year, cause an accountant to inspect the foregoing records during eBay's normal business hours. If an audit requested by Nettaxi reveals that eBay has underreported by 10% or more for any audited period of time, eBay shall pay Nettaxi all reasonable costs and expenses incurred by Nettaxi in conducting such audit, including, but not limited to, any amounts paid to any auditor or attorney and, in addition, make the underreported payments or refund pro rata based on the underreported performance, as applicable.

9.     EXCLUSIVITY.

     9.1     During  the  term  of  this  Agreement:


          (A) Nettaxi's license grant with respect to any Nettaxi Content on the eBay Product shall be exclusive as to eBay with respect to any other Internet auction site.

          (B) Nettaxi's license grant to eBay for any Nettaxi Intellectual Property Rights contained in the eBay Tutorial shall be exclusive in the field of tutorials for Internet auction sites.

10.     TERM  AND  TERMINATION.

     10.1 TERM. This Agreement shall commence on the Effective Date and shall continue for REDACTED unless earlier terminated as provided in this
Section 10. Thereafter the parties may mutually agree to renew this Agreement for additional 1 year terms.

     10.2 TERMINATION FOR BREACH. Either Nettaxi or eBay may terminate this Agreement if the other party materially breaches this Agreement and such failure continues for a period of thirty (30) days following receipt of written notice thereof by the breaching party.

     10.3     EFFECTS  OF  TERMINATION.  Upon  expiration  or  termination:

          (A) All licenses granted hereunder shall terminate; however, eBay may continue to distribute the eBay Product for as long as necessary to deplete its inventory.

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          (B)     Nettaxi  shall  only  be  obligated to deliver, and eBay shall only be obligated to pay for, those quantities of eBay Product which are the subject of any Purchase Order that Nettaxi has accepted in writing; provided that eBay may continue to distribute the eBay Product for as long as necessary to deplete its inventory.

          (C)     All  obligations of eBay to pay Nettaxi any Bounty pursuant to
Section  7.3  of  this  Agreement  shall  be  terminated.

     10.4     SURVIVAL.  Sections  1,  2.4,  10.3,  10.4,  12,  14, and 15 shall survive  termination  of  this  Agreement.

11.     WARRANTIES.

     11.1 PERFORMANCE OF SERVICES. Nettaxi warrants that (a) it, and each of the subcontractors that it uses to provide and perform the services set forth in the Statement of Work ("Services"), will have the necessary knowledge, skills, experience, qualifications and resources to provide and perform the Services in accordance with this Agreement; and (b) the Services will be performed in a diligent, workmanlike manner which meets or exceeds industry standards applicable to the performance of such services.

     11.2 OPERATION. Nettaxi warrants that the Products shall conform to the Specifications.

     11.3 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, EACH PARTY PROVIDES ALL MATERIALS AND SERVICES TO THE OTHER PARTY "AS IS," AND EACH PARTY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, NETTAXI DOES NOT WARRANT THAT THE PRODUCTS OPERATE UNINTERRUPTED OR ERROR-FREE. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein.

12.     INDEMNIFICATION.

Each party (the "Indemnifying Party") shall indemnify the other party (the "Indemnified Party") against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which the Indemnified Party may incur as a result of claims in any form by third parties arising from the Indemnifying Party's acts, omissions or misrepresentations to the extent that the Indemnified Party is deemed a principal of the Indemnifying Party. In addition, eBay shall indemnify Nettaxi against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which Nettaxi may incur as a result of claims in any form by third parties arising from eBay Content. In addition, Nettaxi shall indemnify eBay against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which eBay may incur as a result of claims in any form by third parties arising from the Products (excluding those attributable to eBay Content. The foregoing obligations are conditioned on the Indemnified Party: (i) giving the Indemnifying Party notice of the relevant claim, (ii) cooperating with the Indemnifying Party, at the

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Indemnifying Party's expense, in the defense of such claim, and (iii) giving the
Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

13.     COMPLIANCE  WITH  LAWS.

At its own expense, Nettaxi shall comply with all applicable laws and regulations regarding the performance of its obligations under this Agreement.

14.     LIMITATION  OF  LIABILITY.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS OR FOR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER BASED ON CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), WARRANTY, GUARANTEE OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY SHALL MAKE REPRESENTATIONS OR WARRANTIES TO ANY REGISTERED USER OR THIRD PARTY ON BEHALF OF THE OTHER PARTY AND IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY REPRESENTATION OR WARRANTY
MADE  TO  ANY  REGISTERED  USER  OR  THIRD  PARTY  BY  THE  OTHER  PARTY.
EXCEPT WITH RESPECT TO SECTION 12, IN NO EVENT SHALL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID BY EBAY TO NETTAXI HEREUNDER.

15.     GENERAL  PROVISIONS.

     15.1 GOVERNING LAW. This Agreement will be governed and construed in accord-ance with the laws of the State of California without giving effect to conflict of laws principles. Both parties submit to personal jurisdiction in California and further agree that any cause of action arising under this Agreement shall be brought in a court in Santa Clara County, California.

     15.2 SEVERABILITY; HEADINGS. If any provi-sion herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

     15.3 PUBLICITY. Neither party shall issue any press release or similar publicity statement regarding this Agreement without the prior approval of both parties (not to be unreasonably withheld) or as required by law.

     15.4 FORCE MAJEURE. Either party shall be excused from any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, and governmental

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requirements.  Notwithstanding the foregoing, a change in economic conditions or technology shall not be deemed a Force Majeure event. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay. In the event of a force majeure materially affecting the parties' performance under this Agreement that lasts for more than 30 days, either party may terminate this Agreement.

     15.5 INDEPENDENT CONTRACTORS. The parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor-franchisee relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

     15.6 TERMINATION FOR ASSIGNMENT/CHANGE OF CONTROL. By providing written notice, eBay may, in its sole discretion, immediately terminate this Agreement if Nettaxi acquires or is acquired by an eBay Competitor. By providing written notice, Nettaxi may, in its sole discretion, immediately terminate this Agreement if eBay acquires or is acquired by an entity that develops tutorials and provides services substantially similar to those provided by Nettaxi for eBay pursuant to this Agreement.

     15.7 NOTICE. Any notices hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Notice shall be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; or if sent by a reputable overnight courier with tracking capabilities, 1 day after the date of mailing.

     15.8 ENTIRE AGREEMENT; WAIVER. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior contracts, memoranda, agreements, arrangements, communications and discussions, whether oral or written with respect to such subject matter. The parties hereby expressly reject any conflicting term in any purchase order, invoice, order acknowledgment or any similar business form, which terms shall have no effect. It may be changed only by a writing signed by both parties. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

     15.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

     15.10 ATTORNEYS' FEES. In addition to any other relief awarded, the prevailing party in any action arising out of this Agreement shall be entitled to its attorneys' fees and costs.

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     IN  WITNESS  WHEREOF,  the  parties  have  duly executed and delivered this
Agreement  as  of  the  Effective  Date  set  forth  above.
EBAY,  INC.:          NETTAXI  ONLINE  COMMUNITIES,  INC.:


     By:    /S/ Steve Westly              By:     /S/ Robert A Rositano
            -------------------------             -------------------------

     Name:  Steve Westly                  Name:   Robert A Rositano
            -------------------------             -------------------------

     Title: V.P. Business Development     Title:  CEO
            and Marketing
            -------------------------             -------------------------

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